UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

December 18, 2024

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State	Commission	IRS Employer
of Incorporation	File Number	Identification No.

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

Address of principal executive offices

212-739-7700

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 3.02 Unregistered Sales of Equity Securities.

As set forth in our Current Report as filed with the Securities and Exchange Commission on May 22, 2024, Gaucho Group Holdings, Inc. (the “Company”) filed a Certificate of Designation of Senior Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State, designating 100,000 shares of preferred stock of the Company, par value $0.01, as Senior Convertible Preferred Stock (the “Preferred Stock”).

In order to raise additional capital for the Company, the Board of Directors of the Company approved the commencement of a private placement of shares of Preferred Stock and 8.5% promissory notes (the “Notes”) for aggregate proceeds of up to $7.2 million (up to $6 million with a 20% overallotment) pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D thereunder (the “Preferred Private Placement”). The Preferred Stock will be issued at a price per share of $100; provided that the Company is limited to the sale of up to 6,731 shares of Senior Convertible Preferred Stock for gross proceeds of $637,100 until such time as stockholder approval is granted pursuant to Nasdaq Rule 5635(d) at the Company’s Annual General Meeting of Stockholders on August 16, 2024 (the “2024 AGM”).

At the 2024 AGM, the Company obtained the requisite stockholder approval, and the Notes comprised of $3,306,425 and $21,243 in interest were automatically converted into an aggregate of 33,286 shares of Preferred Stock based on a conversion price of $100 per share.

Between August 19, 2024 and November 12, 2024, the Company received gross proceeds of $ 1,028,307 and issued a total of 10,284 shares of Preferred Stock.

For these sales of securities in the Preferred Private Placement, no general solicitation was used, the Notes and shares of Preferred Stock were only offered to a small select group of accredited investors, all of whom have a substantial pre-existing relationship with the Company, and no commissions were paid. The Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

The foregoing description of the Certificate of Designation and the Senior Convertible Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which was filed with our Current Report filed with the SEC on May 22, 2024.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 18th day of December 2024.

Gaucho Group Holdings, Inc.

By:	/s/Scott L. Mathis
Scott L. Mathis, President & CEO